Exhibit 99.1

DS Services Holdings, Inc. Reports Second Quarter 2014 and Six Months Ended June 27, 2014 Financial Results and Certain Leverage Information

ATLANTA, GA – August 8, 2014 – DS Services Holdings, Inc. (“DS Services”), a leading national direct-to-consumer provider of bottled water, office coffee and water filtration services, today announced financial results for its second quarter and six month periods ended June 27, 2014 and certain leverage information.

Unaudited Second Quarter 2014 and Six Months Ended June 27, 2014 (“year-to-date”) Financial Results (comparisons are to our second quarter 2013 or our six month period ended June 28, 2013, as applicable, and all results are approximates)

•	Net revenue increased 6.6% to $251.4 million in the second quarter and 5.2% to $481.9 million year-to-date. This increase was primarily driven by an increase in sales of returnable products of 9.2% second quarter and 9.6% year-to-date which is a result of growth in our average water customer base of 1.4% in the second quarter and 1.7% year-to-date and in average customer consumption of bottled water of 8.2% in the second quarter and 7.5% year-to-date.

•	Adjusted EBITDA increased 8.2% to $46.5 million in the second quarter and 4.8% to $79.4 million year-to-date. This increase was principally impacted by our net revenue which was driven by the growth in our average water customer base, growth in our average price per bottle and heightened control of our selling, general and administrative costs.

•	Net loss was $0.5 million in the second quarter and $10.1 million year-to-date.

“We are pleased with the strong financial performance we have delivered year-to-date, driven by our growing customer base which is attributable to our successful strategic relationships and our Customer for Life initiatives. Our Customer for Life initiatives are being executed to enable us to achieve our mission of becoming America’s favorite water, coffee and tea service provider where consumers live, work and play,” said Tom Harrington, President and Chief Executive Officer. “We are optimistic about the future of our business as we see favorable trends in our average customer base and consumption per customer. As we begin a new chapter in our company’s history as a public reporting company, we remain focused on the work required to achieve the goals and strategic initiatives we and our investors expect.”

Conference Call

DS Services will host a conference call at 2:00 p.m. Eastern Time on Tuesday, August 12, 2014 to discuss the second quarter 2014 and year-to-date results. Participants may access the conference call using the following numbers:

U.S.:	(866) 253 - 5757
International:	(703) 639 - 1206

An audio recording of the conference call will be available on DS Services’ investor relations webpage at www.water.com for a period of thirty (30) days after the call.

About DS Services

DS Services is a national direct-to-consumer provider of bottled water, office coffee and water filtration services. DS Services offers a comprehensive portfolio of beverage products, equipment and supplies to approximately 1.5 million customers through its network of over 210 sales and distribution facilities and daily operation of over 2,200 routes. With one of the broadest distribution networks in the country, DS Services can provide service to approximately 90 percent of U.S. households and efficiently services homes and national, regional and local offices. DS Services is dedicated to achieving its mission of becoming America’s favorite water, coffee and tea service provider where consumers live, work and play. Please visit our website www.water.com for more information about DS Services.

Forward-Looking Statements

Statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements because they contain words such as “believes,” “projects,” “might,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. While we believe that the expectations reflected in such forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible to anticipate all factors that could affect our actual results. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those set forth in such forward-looking statements.

You should consult other disclosures made by DS Services, including the risk factors included in our most recently filed Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC, for other factors that may cause actual results to differ materially from those included in our forward-looking statements. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. We undertake no obligation to publically revise or update such statements, except as required by applicable securities laws.

Non-GAAP Financial Information

We have provided investors with information related to Adjusted EBITDA herein because we believe it provides investors with additional information to measure our performance and evaluate our ability to service our indebtedness. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about certain other adjustments that we do not expect to continue at the same level in the future as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items.

Adjusted EBITDA is not a measurement of operating performance computed in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA is presented herein as a supplemental measure that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative for net income or any other performance measures derived in accordance with GAAP or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. For example, our computation of EBITDA:

•	excludes certain tax payments that may represent a reduction in cash available to us;

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	does not reflect changes in, or cash requirements for, our working capital needs; and

•	does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness.

Further, our computation of Adjusted EBITDA:

•	does not include certain one-time or other expenditures, including, among other things, refinancing costs and costs required to realize certain operating synergies;

•	includes the EBITDA of acquired entities for certain periods prior to the date on which we made such acquisitions;

•	does not include non-cash expenses incurred in connection with our stock options;

•	does not include management fees payable to our Sponsor; and

•	does not reflect the impact of earnings or charges resulting from matters that we may consider not to be indicative of our ongoing operations.

In addition, certain adjustments used in calculating Adjusted EBITDA are based on estimates and assumptions of management and do not purport to reflect actual historical results. Because of these limitations, we rely primarily on our GAAP results and use Adjusted EBITDA only supplementally. In addition, you should be aware when evaluating Adjusted EBITDA that we may incur expenses similar to those excluded when calculating this measure in the future. Our presentation of this measure should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.

The following table shows the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (amounts are in thousands of dollars):

	Successor	Predecessor	Successor	Predecessor
	Fiscal Three Months Ended June 27, 2014	Fiscal Three Months Ended June 28, 2013	Fiscal Six Months Ended June 27, 2014	Fiscal Six Months Ended June 28, 2013
Net income (loss)	$(550)	$3,112	$(10,135)	$1,474
Income tax (expense) benefit	1,002	1,935	(3,925)	735
Interest expense and financing costs	14,711	15,122	29,930	30,410
Depreciation and amortization	28,704	18,966	56,245	37,609

EBITDA	$43,867	$39,135	$72,115	$70,228

Other expense	640	469	1,255	1,011
Stock option compensation expense	—	294	—	588
Pro forma acquisition adjustments	899	996	1,087	2,601
Transaction expense	248	82	1,145	275
Other adjustments	330	2,000	2,835	1,070
Management fee to Sponsor	500	—	1,000	—

Adjusted EBITDA	$46,484	$42,976	$79,437	$75,773

Leverage Summary (amounts are in millions of dollars):

	As of Dec. 27, 2013		As of Mar. 28, 2014		As of Jun. 27, 2014
Principal Balance of Term Loan Facility	$320.0		$319.2		$318.4
Plus: Principal Balance of Notes	350.0		350.0		350.0

Total Balance of Term Loan Facility and Notes	$670.0		$669.2		$668.4
Less: Cash and Cash Equivalents	(34.3)		(13.5)		(27.0)

Net Debt Amount	$635.7		$655.7		$641.4

Adjusted EBITDA for the Trailing Twelve Fiscal Month Period (“TTM Adjusted EBITDA”)	$161.0		$158.7		$162.6

Ratio of Principal Balance of Term Loan Facility to TTM Adjusted EBITDA	2.0	x	2.0	x	2.0	x

Ratio of Total Balance of Term Loan Facility and Notes to TTM Adjusted EBITDA	4.2	x	4.2	x	4.1	x

Ratio of Net Debt Amount to TTM Adjusted EBITDA	3.9	x	4.1	x	3.9	x

Source: DS Services Holdings, Inc.